Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

BioAtla, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title(1)(2)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 456(b) and Rule 457(r)(4)	(3)	(3)	(3)	(4)	(4)
	Equity	Preferred Stock, par value $0.0001 per share	Rule 456(b) and Rule 457(r)(4)	(3)	(3)	(3)	(4)	(4)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(4)	(3)	(3)	(3)	(4)	(4)
	Other	Warrants	Rule 456(b) and Rule 457(r)(4)	(3)	(3)	(3)	(4)	(4)
	Other	Units	Rule 456(b) and Rule 457(r)(4)	(3)	(3)	(3)	(4)	(4)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Subject to note (1), an indeterminate principal amount of these securities may be senior or subordinated.
(3) (4)

Omitted pursuant to Form S-3 General Instruction II.E of Form S-3. An indeterminate number of securities of each class, proposed maximum offering price per security of each class and proposed maximum aggregate offering price of securities of each class are being registered as may from time to time be offered or be issued on exercise, conversion or exchange of other securities. Separate consideration may or may not be received for securities that are issuable upon the conversion, exercise of, or in exchange for, other securities offered hereby.

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.